Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT
AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of December 19, 2016, between Sarah C. Doran (“Executive”) and James River Group Holdings, Ltd. (the “Parent Company”) and its subsidiary James River Group, Inc. (“the Company”).
Recitals
WHEREAS, the Parent Company, the Company and Executive are parties to an Employment Agreement dated as of December 19, 2016 (the “Agreement”), which provides for the employment of the Executive by the Parent Company and the Company as Chief Financial Officer in accordance with the terms and provisions thereof; and
WHEREAS, the Board of Directors of the Parent Company has approved certain amendments to the Agreement, and Executive has agreed to accept such amendments.
NOW, THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows:
1.Section 5. Section 5(d)(v) of the Agreement is hereby amended by changing the phrase “nine (9) months” to “twelve (12) months.”
2.Section 7. (a) In the first paragraph of Section 7(a)(iv), the phrase “thirty (30) days” is hereby changed to “forty five (45) days.”
(b) Section 7(a)(iv)(1) of the Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:
“(1)    In the event of a termination without Cause or for Good Reason, or a Companies Non-Renewal Termination: (I) before or 12 months or more after a Change in Control (as defined in Section 7(d)), a gross amount equal to (a) Executive's base salary in effect on the termination date divided by (b) twelve (12), per month, subject to any applicable deductions and witholdings, for a period of twenty four (24) months after the Termination Date, or (II) within twelve (12) months after a Change in Control, a gross amount equal to (x) Executive's base salary in effect on the Termination Date divided by (y) twelve (12), per month, subject to any applicable deductions and withholdings, for a period of thirty (30) months after the Termination Date, which, in either case, shall be paid in periodic installments by the Company in accordance with the Company’s normal payroll practices in effect as of the Termination Date commencing on the first payroll cycle which is at least ten (10) business days after the 45th day after the Termination Date, unless such payments are required to be delayed pursuant to Section 8 below; and”
(c) Section 7(d) of the Agreement is hereby amended by adding the following at the end thereof:
“For purposes of this Agreement, “Change in Control” means (and, for purposes of this definition only, capitalized terms have the meaning defined in the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan, as amended) the first to occur of the following events:

i.
the purchase or other acquisition (other than from Holdings), in a single transaction or series of related transactions, by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Exchange Act (excluding, for this purpose, Holdings or its subsidiaries or any employee benefit plan of Holdings or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of either the then-outstanding Shares or the combined voting power of Holdings’ then-outstanding voting securities entitled to vote generally in the election of directors;

ii.
consummation of a reorganization, merger, amalgamation or consolidation involving Holdings, in each case with respect to which persons who were the shareholders of Holdings immediately prior to such reorganization, merger, amalgamation or consolidation do not, immediately thereafter, own more than 50% of, respectively, the Shares and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, amalgamated or consolidated corporation’s then-outstanding voting securities; or

iii.
a liquidation or dissolution of Holdings, or the sale of all or substantially all of the assets of Holdings; provided, however, an event described above shall be considered a Change in Control hereunder only if it also constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid the adverse tax consequences thereunder with respect to any payment subject to Section 409A of the Code.”
3.Section 17. In Section 17(c), “Tennessee” is hereby changed to “North Carolina.”
4.Miscellaneous. (a) Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.
(b)    This Agreement may be executed in any number of counterparts, including by facsimile, each of which shall be an original, but all of which together shall constitute one and the same instrument.
(c)    This Amendment shall be effective as of the date it is fully executed by all of the parties to the Agreement.
(d)    This Amendment shall be governed by construed and administered in accordance with the laws of North Carolina without regard to the principles of conflicts of law which might otherwise apply.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment.
JAMES RIVER GROUP HOLDINGS, LTD.
By: _/s/ Robert P. Myron_________________
Name:    Robert P. Myron
Title:    President and Chief Executive Officer

Dated:

JAMES RIVER GROUP, INC.

By: _/s/ Robert P. Myron_________________
Name:    Robert P. Myron
Title:    Chairman and Chief Executive Officer

Dated:

SARAH C. DORAN

/s/ Sarah C. Doran_______________________

Dated: